EXHIBIT 99.1

NEWS RELEASE

For More Information Contact:	For Release - January 29, 2009
J. Downey Bridgwater, Chairman, President & Chief Executive Officer, (713) 507-2670 Zach L. Wasson, Executive Vice President & Chief Financial Officer, (713) 507-1297
STERLING BANCSHARES REPORTS FOURTH QUARTER 2008 EARNINGS

•	Net income of $9.6 million or $0.13 per share
•	Stable quarterly net interest margin of 4.44%
•	Total capital to risk-weighted assets ratio of 15% and tangible common capital ratio of 7%
•	Period-end deposit growth of 7% linked quarter
•	Total allowance for credit losses to total period-end loans of 1.34%, an increase from 1.03% at December 31, 2007
•	Nonperforming loans include one previously disclosed relationship totaling $29.2 million
•	Board of Directors approved a quarterly cash dividend of $0.055 per share of common stock, unchanged from prior quarter

HOUSTON, TX, January 29, 2009 – Sterling Bancshares, Inc. (NASDAQ: SBIB) today reported net income of $9.6 million, or $0.13 per diluted common share for the fourth quarter ended December 31, 2008, compared to the $13.4 million or $0.18 per diluted common share earned for the fourth quarter of 2007.  Net income for the year ended December 31, 2008 was $38.6 million, or $0.52 per diluted common share, compared to $53.0 million or $0.72 per diluted common share earned in 2007.

“Highlights for the fourth quarter include very strong period-end deposit growth, good loan growth, net income of almost $10 million which includes an increase of our allowance for loan losses during the period, and a level net interest margin as compared to the third quarter of 2008,” commented J. Downey Bridgwater, Sterling’s Chairman, President, and Chief Executive Officer. “Sterling is in a very strong capital position.  As of the end of the fourth quarter, Sterling’s total capital to risk-weighted assets ratio was 15% and its tangible common capital to tangible assets ratio was nearly 7%.  As we announced earlier this week, our board of directors declared a quarterly cash dividend to common stock holders of $0.055, unchanged from previous quarters.”

“While Sterling has significantly improved its approach to originating and managing credit quality over the last three years, unfortunately, our nonperforming loans increased to $86 million at year-end,” Bridgwater continued. “As we have previously discussed, our largest nonperforming loan is related to SemGroup, in the amount of $29 million and a significant portion of the remaining nonperforming loans are secured by commercial real estate with low loan to value ratios, which in turn should reduce our overall potential losses from this portion of the portfolio to minimal levels.”

“In 2009, we will continue to expand the Sterling franchise and increase shareholder value through our strategy of focusing on all the constituencies within the small to medium-sized business segment, more specifically companies with annual revenues of $100 million or less,” Bridgwater continued.  “This includes business owners, their employees, their family members, and people who live and work around our locations.  We pride ourselves on building long-term relationships with our customers, knowing their business, and helping them achieve their goals.”

STERLING BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(dollars in thousands)
Page 2

Period-end total loans increased $48.7 million or 1.3% on a linked-quarter basis to $3.8 billion at December 31, 2008, and up $376 million or 11.0% since December 31, 2007.  Average total loans were $3.8 billion for the fourth quarter of 2008, up $82.5 million or 2.2% on a linked-quarter basis, and up $388 million or 11.4% from the fourth quarter of 2007.  Loans held for sale at December 31, 2007 included certain commercial real estate loans and SBA guaranteed loans originated by the bank.   Due to current market conditions, these loans are no longer classified as held for sale and are now considered as held for investment.

Net charge-offs for the fourth quarter of 2008 were $3.5 million or 0.37% of average total loans, compared to $5.8 million or 0.62% of average total loans, for the third quarter of 2008.   Net charge-offs for the year ended December 31, 2008 were $14.5 million or 0.40% of average total loans, up from $2.9 million or 0.09% for 2007.

The Company recorded a provision for loan losses of $7.5 million for the fourth quarter of 2008, increasing the total allowance for credit losses to $50.8 million or 1.34% of period-end total loans at December 31, 2008, up from $35.4 million or 1.03% of period-end loans at December 31, 2007.

Period-end total deposits increased $245 million to $3.8 billion at December 31, 2008, up 6.9% on a linked-quarter basis, and up $145 million or 4.0% compared to December 31, 2007.  At December 31, 2008, noninterest-bearing deposits were approximately 30% of total deposits.  Sterling has chosen to participate in the FDIC’s Temporary Liquidity Guarantee Program which allows funds in noninterest-bearing transaction deposit accounts to be fully FDIC-insured until December 31, 2009.  The Company will incur a 10 basis point surcharge to these noninterest-bearing transaction deposit accounts not otherwise covered by the existing deposit insurance limit of $250 thousand.

Tax-equivalent net interest income for the fourth quarter of 2008 was $50.8 million, up $920 thousand or 1.8% linked-quarter, and up $3.3 million or 7.0% over the fourth quarter of 2007. Tax-equivalent net interest margin was 4.44% for the fourth quarter of 2008, which was consistent with the third quarter of 2008.

Noninterest income decreased $494 thousand in the fourth quarter of 2008 as compared to the fourth quarter of 2007. This decrease was due to a decline in loan sale activity during 2008.  Noninterest income increased $4.8 million for the year ended December 31, 2008 compared to 2007.  Customer service fees increased $1.4 million for the year ended December 31, 2008 compared to 2007 due primarily to an increase in account analysis fees.  Wealth management fees increased $3.3 million for the year ended December 31, 2008 compared to 2007 primarily due to the addition of MBM Advisors in June 2007.

Noninterest expense increased $3.0 million for the fourth quarter of 2008 as compared with the fourth quarter of 2007.  Since the fourth quarter of 2007, the Company has completed one acquisition, which resulted in additional noninterest expense of $1.6 million for the fourth quarter of 2008.  Additionally, FDIC insurance costs increased approximately $700 thousand for the fourth quarter of 2008 as compared to the fourth quarter of 2007.

Noninterest expense increased $13.9 million for the year ended December 31, 2008 compared to 2007.  The increase in noninterest expense was due to three acquisitions completed since March of 2007 resulting in additional noninterest expense of $8.1 million, increased FDIC insurance costs of approximately $2.1 million and approximately $800 thousand in Hurricane Ike related expenses for the year ended December 31, 2008 compared to 2007.

STERLING BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(dollars in thousands)
Page 3

As of December 31, 2008, Sterling had total assets of $5.1 billion, total loans of $3.8 billion and total deposits of $3.8 billion.  Shareholders’ equity of $643 million at December 31, 2008 was 12.66% of total assets.  Book value per common share at period-end was $7.17.

Conference Call
Management of Sterling will host a conference call for investors and analysts that will be broadcast live via telephone and over the Internet on Thursday, January 29, 2009 at 11:00 a.m. Eastern Time.  To participate, visit the Investor Relations section of the Company’s web site at http://www.banksterling.com or call (612) 332-0228.  An audio archive of the call will also be available on the web site beginning Friday, January 30, 2009.

Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve risks and uncertainties and are based on beliefs and assumptions of management at the time that this release was prepared.  The Company does not assume any obligation to update the forward-looking statements.  There are several factors, many beyond the Company’s control, that could cause results to differ significantly from expectations including:  adverse changes in the loan portfolio and the resulting credit risk-related losses and expenses; potential inadequacy of the allowance for credit losses; the ability to maintain or improve origination volumes; competitive influences on product pricing; and the ability to integrate acquisitions and realize expected cost savings and revenue enhancements.  Additional factors can be found in the Company's 2007 Annual Report on Form 10-K filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s web site (www.sec.gov).

About Sterling Bancshares
Sterling Bancshares, Inc. is a Houston-based bank holding company with total assets of $5.1 billion, which operates 59 banking centers in the greater metropolitan areas of Houston, San Antonio, Dallas and Fort Worth, Texas. The Company’s common stock is traded through the NASDAQ Global Select Market under the symbol “SBIB”.  For more information on Sterling Bancshares, please visit the Company’s web site at http://www.banksterling.com.

–Tables to follow–

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands, except for per share data)
Page 4

	Quarter Ended			Year Ended
	Dec. 31,	Sep. 30,	Dec. 31,
	2008	2008	2007	2008	2007
Profitability
Net income	$9,613	$7,090	$13,362	$38,619	$52,962
Net income available to common shareholders	$9,215	$7,090	$13,362	$38,221	$52,962

Earnings per common share (1)
Basic	$0.13	$0.10	$0.18	$0.52	$0.73
Diluted	$0.13	$0.10	$0.18	$0.52	$0.72

Return on average common equity (2)	7.17%	5.61%	11.15%	7.60%	11.77%
Return on average tangible common equity (2)	11.78%	9.43%	18.63%	12.58%	19.44%

Return on average assets (2)	0.76%	0.57%	1.18%	0.80%	1.22%
Return on average tangible assets (2)	0.82%	0.63%	1.27%	0.86%	1.31%

Net interest margin (3)	4.44%	4.44%	4.62%	4.55%	4.77%

Efficiency Ratio (4):
Consolidated	64.46%	64.08%	62.71%	63.04%	61.84%
Sterling Bank	62.33%	62.14%	60.44%	61.03%	59.50%

Liquidity and Capital Ratios
Average loans to average deposits	104.65%	101.77%	92.58%	101.31%	91.93%
Period-end stockholders' equity to total assets	12.66%	10.14%	10.59%	12.66%	10.59%
Average stockholders' equity to average assets	10.69%	10.20%	10.59%	10.50%	10.38%
Period-end tangible capital to total tangible assets	9.32%	6.60%	6.79%	9.32%	6.79%
Period-end tangible common capital to total tangible assets	6.91%	6.60%	6.79%	6.91%	6.79%
Tier 1 capital to risk-weighted assets	12.14%	9.18%	9.05%	12.14%	9.05%
Total capital to risk-weighted assets	14.94%	11.82%	11.10%	14.94%	11.10%
Tier 1 leverage ratio (Tier 1 capital to average assets)	10.57%	8.12%	8.59%	10.57%	8.59%

Other Data
Shares used in computing earnings per common share:
Basic shares	73,233	73,186	73,047	73,177	72,659
Diluted shares	73,451	73,525	73,437	73,488	73,126
End of period common shares outstanding	73,260	73,219	73,159	73,260	73,159
Book value per common share at period-end:
Total	$7.17	$6.85	$6.56	$7.17	$6.56
Tangible	$4.61	$4.29	$4.04	$4.61	$4.04
Cash dividends paid per common share	$0.055	$0.055	$0.0525	$0.22	$0.210
Common stock dividend payout ratio	41.94%	56.83%	28.69%	41.72%	28.77%
Full-time equivalent employees	1,116	1,119	1,042	1,116	1,042
Number of banking centers	59	59	49	59	49

STERLING BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(dollars in thousands)
Page 5

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2008	2008	2008	2008	2007
ASSETS
Cash and cash equivalents	$113,163	$113,070	$142,964	$135,624	$133,670
Available-for-sale securities, at fair value	633,357	543,545	568,329	531,572	476,690
Held-to-maturity securities, at amortized cost	172,039	174,434	175,635	176,902	180,086

Loans held for sale	1,524	322	112,614	90,274	78,447
Loans held for investment	3,792,290	3,744,772	3,542,994	3,458,476	3,339,837
Total loans	3,793,814	3,745,094	3,655,608	3,548,750	3,418,284
Allowance for loan losses	(49,177)	(45,222)	(41,651)	(35,681)	(34,446)
Loans, net	3,744,637	3,699,872	3,613,957	3,513,069	3,383,838

Premises and equipment, net	46,875	41,195	40,311	40,027	27,905
Real estate acquired by foreclosure	5,625	4,562	4,293	4,042	3,683
Goodwill	173,210	173,210	173,104	172,686	168,815
Core deposits and other intangibles, net	13,874	14,444	15,031	15,617	15,971
Accrued interest receivable	19,428	17,968	18,712	18,558	19,701
Other assets	157,771	164,929	157,118	137,364	125,550
TOTAL ASSETS	$5,079,979	$4,947,229	$4,909,454	$4,745,461	$4,535,909

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Deposits:
Noninterest-bearing demand	$1,123,746	$1,085,882	$1,135,296	$1,100,919	$1,092,210
Interest-bearing demand	1,523,969	1,397,614	1,409,220	1,464,937	1,403,227
Certificates and other time	1,171,422	1,090,624	1,149,819	1,079,061	1,178,274
Total deposits	3,819,137	3,574,120	3,694,335	3,644,917	3,673,711
Other borrowed funds	408,586	668,069	521,395	425,929	197,147
Subordinated debt	78,335	74,266	73,816	49,142	48,694
Junior subordinated debt	82,734	82,734	82,734	82,734	82,734
Accrued interest payable and other liabilities	48,048	46,145	42,640	46,369	53,364
Total liabilities	4,436,840	4,445,334	4,414,920	4,249,091	4,055,650

COMMITMENTS AND CONTINGENCIES	-	-	-	-	-

SHAREHOLDERS' EQUITY
Preferred stock	118,012	-	-	-	-
Common stock	75,128	75,086	75,028	74,983	74,926
Capital surplus	121,918	113,611	112,402	111,267	110,367
Retained earnings	332,009	326,826	323,765	317,485	309,903
Treasury stock	(21,399)	(21,399)	(21,399)	(21,399)	(20,493)
Accumulated other comprehensive income, net of tax	17,471	7,771	4,738	14,034	5,556
Total shareholders' equity	643,139	501,895	494,534	496,370	480,259
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$5,079,979	$4,947,229	$4,909,454	$4,745,461	$4,535,909

STERLING BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(dollars in thousands, except for per share data)

	Quarter Ended					Year Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2008	2008	2008	2008	2007	2008	2007
Interest income:
Loans, including fees	$58,387	$59,636	$60,082	$63,052	$66,229	$241,157	$260,101
Securities:
Taxable	7,989	7,714	7,408	6,549	6,522	29,660	23,849
Non-taxable	907	909	908	908	897	3,632	3,494
Trading assets	-	21	22	21	87	64	173
Federal funds sold	3	32	27	39	117	101	597
Deposits in financial institutions	-	2	5	3	2	10	35
Total interest income	67,286	68,314	68,452	70,572	73,854	274,624	288,249

Interest expense:
Demand and savings deposits	3,645	4,136	3,889	5,615	7,535	17,285	29,217
Certificates and other time deposits	8,041	8,763	8,662	11,977	14,610	37,443	55,691
Other borrowed funds	2,414	3,432	3,409	2,352	1,708	11,607	6,829
Subordinated debt	1,380	1,198	864	1,032	1,162	4,474	4,649
Junior subordinated debt	1,430	1,317	1,384	1,600	1,677	5,731	6,239
Total interest expense	16,910	18,846	18,208	22,576	26,692	76,540	102,625
Net interest income	50,376	49,468	50,244	47,996	47,162	198,084	185,624
Provision for credit losses	7,500	10,100	8,167	4,150	1,600	29,917	3,820
Net interest income after provision for credit losses	42,876	39,368	42,077	43,846	45,562	168,167	181,804

Noninterest income:
Customer service fees	3,865	3,882	4,148	3,876	3,795	15,771	14,327
Net gain (loss) on securities	(57)	(187)	-	-	3	(244)	3
Wealth management fees	2,028	2,255	2,363	2,338	2,192	8,984	5,662
Other	3,805	3,851	4,359	4,501	4,145	16,516	16,228
Total noninterest income	9,641	9,801	10,870	10,715	10,135	41,027	36,220

Noninterest expense:
Salaries and employee benefits	21,937	21,692	20,865	20,759	20,949	85,253	81,039
Occupancy	5,790	5,367	5,360	5,265	4,692	21,782	18,366
Technology	2,559	2,600	2,305	2,330	2,439	9,794	8,843
Professional fees	1,226	1,257	1,215	1,009	1,068	4,707	4,159
Postage, delivery and supplies	765	871	963	1,073	954	3,672	3,611
Marketing	781	627	724	413	441	2,545	1,809
Core deposits and other intangibles amortization	571	586	586	585	590	2,328	2,137
Acquisition costs	-	-	-	562	-	562	920
Other	5,488	5,997	5,690	5,392	5,001	22,567	18,470
Total noninterest expense	39,117	38,997	37,708	37,388	36,134	153,210	139,354

Income before income taxes	13,400	10,172	15,239	17,173	19,563	55,984	78,670
Provision for income taxes	3,787	3,082	4,932	5,564	6,201	17,365	25,708

Net income	$9,613	$7,090	$10,307	$11,609	$13,362	$38,619	$52,962

Preferred stock dividends	398	-	-	-	-	398	-

Net income available to common shareholders	$9,215	$7,090	$10,307	$11,609	$13,362	$38,221	$52,962

Earnings per common share (1):
Basic	$0.13	$0.10	$0.14	$0.16	$0.18	$0.52	$0.73
Diluted	$0.13	$0.10	$0.14	$0.16	$0.18	$0.52	$0.72

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)
Page 7

	Quarter Ended
	Dec. 31,			Sep. 30,
	2008			2008
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Interest-Earning Assets:
Loans held for sale	$684	$16	8.94%	$110,721	$1,756	6.31%
Loans held for investment:
Taxable	3,790,581	58,308	6.12%	3,598,381	57,815	6.39%
Non-taxable (3)	4,759	92	7.72%	4,472	95	8.46%
Securities:
Taxable	649,182	7,989	4.90%	642,152	7,714	4.78%
Non-taxable (3)	97,475	1,295	5.29%	97,607	1,284	5.23%
Trading assets	1,784	-	0.00%	4,348	21	1.92%
Federal funds sold	2,309	3	0.51%	6,774	32	1.88%
Deposits in financial institutions	273	-	0.18%	326	2	1.88%
Total interest-earning assets	4,547,047	67,703	5.92%	4,464,781	68,719	6.12%

Noninterest-earning assets	488,884			469,002
Total Assets	$5,035,931			$4,933,783

Interest-Bearing Liabilities:
Deposits:
Demand and savings	$1,407,482	$3,645	1.03%	$1,410,719	$4,136	1.17%
Certificates and other time	1,103,377	8,041	2.90%	1,145,196	8,763	3.04%
Other borrowed funds	667,933	2,414	1.44%	581,212	3,432	2.35%
Subordinated debt	75,354	1,380	7.29%	74,098	1,198	6.43%
Junior subordinated debt	82,734	1,430	6.88%	82,734	1,317	6.33%
Total interest-bearing liabilities	3,336,880	16,910	2.02%	3,293,959	18,846	2.28%

Noninterest-bearing sources:
Noninterest-bearing liabilities	1,160,947			1,136,661
Shareholders' equity	538,104			503,163
Total Liabilities and Shareholders' Equity	$5,035,931			$4,933,783

Tax Equivalent Net Interest Income & Margin (3)		50,793	4.44%		49,873	4.44%

Tax equivalent adjustment:
Loans		29			30
Securities		388			375
Total tax equivalent adjustment		417			405
Net Interest Income		$50,376			$49,468

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)
Page 8

	Year Ended
	2008			2007
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Interest-Earning Assets:
Loans held for sale	$71,050	$4,696	6.61%	$62,232	$4,982	8.01%
Loans held for investment:
Taxable	3,583,762	236,259	6.59%	3,221,523	254,931	7.91%
Non-taxable (3)	3,637	294	8.09%	3,344	265	7.92%
Securities:
Taxable	620,506	29,660	4.78%	523,589	23,849	4.55%
Non-taxable (3)	97,328	5,116	5.26%	92,928	4,699	5.06%
Trading assets	3,727	64	1.70%	4,396	173	3.93%
Federal funds sold	4,915	101	2.06%	13,061	597	4.58%
Deposits in financial institutions	510	10	1.92%	734	35	4.78%
Total interest-earning assets	4,385,435	276,200	6.30%	3,921,807	289,531	7.38%

Noninterest-earning assets	467,937			412,478
Total Assets	$4,853,372			$4,334,285

Interest-Bearing Liabilities:
Deposits:
Demand and savings	$1,416,594	$17,285	1.22%	$1,304,168	$29,217	2.24%
Certificates and other time	1,107,735	37,443	3.38%	1,191,393	55,691	4.67%
Other borrowed funds	542,413	11,607	2.14%	134,349	6,829	5.08%
Subordinated debt	62,128	4,474	7.20%	46,521	4,649	9.99%
Junior subordinated debt	82,734	5,731	6.93%	76,802	6,239	8.12%
Total interest-bearing liabilities	3,211,604	76,540	2.38%	2,753,233	102,625	3.73%

Noninterest-bearing sources:
Noninterest-bearing liabilities	1,132,123			1,131,074
Shareholders' equity	509,645			449,978
Total Liabilities and Shareholders' Equity	$4,853,372			$4,334,285

Tax Equivalent Net Interest Income & Margin (3)		199,660	4.55%		186,906	4.77%

Tax equivalent adjustment:
Loans		92			77
Securities		1,484			1,205
Total tax equivalent adjustment		1,576			1,282
Net Interest Income		$198,084			$185,624

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Quarter Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2008	2008	2008	2008	2007
Condensed Average Balance Sheet
Loans held for sale	$684	$110,721	$94,801	$78,331	$66,897
Loans held for investment	3,795,340	3,602,853	3,540,977	3,407,972	3,341,014
Total loans	3,796,024	3,713,574	3,635,778	3,486,303	3,407,911
Available-for-sale securities, at fair value	573,073	564,779	543,696	486,131	472,239
Held-to-maturity securities, at amortized cost	173,584	174,980	175,912	178,623	178,309
Trading assets	1,784	4,348	4,395	4,395	8,686
Other earning assets	2,582	7,100	6,603	5,427	10,748
Total earning assets	4,547,047	4,464,781	4,366,384	4,160,879	4,077,893
Goodwill	173,210	173,106	172,690	169,198	166,177
Core deposits and other intangibles, net	14,158	14,740	15,322	15,767	16,271
All other non-interest earning assets	301,516	281,156	283,069	257,573	226,367
Total assets	$5,035,931	$4,933,783	$4,837,465	$4,603,417	$4,486,708

Noninterest-bearing demand deposits	$1,116,607	$1,093,053	$1,090,439	$1,046,412	$1,086,217
Interest-bearing deposits:
Interest-bearing demand deposits	1,407,482	1,410,719	1,417,453	1,430,887	1,348,767
Jumbo certificates of deposit	634,499	677,251	642,066	707,543	789,006
Regular certificates of deposit	306,224	316,567	302,790	327,624	339,085
Brokered certificates of deposit	162,654	151,378	111,166	90,816	118,027
Total deposits	3,627,466	3,648,968	3,563,914	3,603,282	3,681,102
Other borrowed funds	667,933	581,212	595,081	323,622	148,982
Subordinated debt	75,354	74,098	49,511	49,272	47,637
Junior subordinated debt	82,734	82,734	82,734	82,734	82,734
Accrued interest payable and other liabilities	44,340	43,608	44,109	49,554	51,048
Total liabilities	4,497,827	4,430,620	4,335,349	4,108,464	4,011,503
Common equity	510,965	503,163	502,116	494,953	475,205
Preferred equity	27,139	-	-	-	-
Total shareholders' equity	538,104	503,163	502,116	494,953	475,205
Total liabilities and shareholders' equity	$5,035,931	$4,933,783	$4,837,465	$4,603,417	$4,486,708

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2008	2008	2008	2008	2007
Period-end Loans:
Loans held for sale	$1,524	$322	$112,614	$90,274	$78,447
Loans held for investment:
Commercial and industrial	1,107,519	1,094,767	1,008,410	980,884	934,176
Real Estate:
Commercial	1,765,843	1,564,989	1,473,843	1,432,905	1,389,225
Construction and development	545,303	732,174	728,217	731,833	714,600
Residential mortgage	309,665	284,036	258,600	237,715	226,085
Consumer/other	63,960	68,806	73,924	75,139	75,751
Loans held for investment	3,792,290	3,744,772	3,542,994	3,458,476	3,339,837
Total period-end loans	$3,793,814	$3,745,094	$3,655,608	$3,548,750	$3,418,284

Period-End Deposits:
Noninterest-bearing demand	$1,123,746	$1,085,882	$1,135,296	$1,100,919	$1,092,210
Interest-bearing demand	1,523,969	1,397,614	1,409,220	1,464,937	1,403,227
Certificates and other time deposits:
Jumbo	660,427	636,447	674,891	682,264	756,980
Regular	317,719	304,050	318,762	304,776	332,206
Brokered	193,276	150,127	156,166	92,021	89,088
Total period-end deposits	$3,819,137	$3,574,120	$3,694,335	$3,644,917	$3,673,711

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)
Page 10

	Quarter Ended					Year Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2008	2008	2008	2008	2007	2008	2007
Allowance For Credit Losses
Allowance for loan losses at beginning of period	$45,222	$41,651	$35,681	$34,446	$34,225	$34,446	$32,027
Charge-offs:
Commercial, financial and industrial	1,764	3,713	2,210	1,721	876	9,408	3,267
Real estate, mortgage and construction	1,629	1,879	252	1,481	728	5,241	1,066
Consumer	648	657	351	303	547	1,959	1,629
Total charge-offs	4,041	6,249	2,813	3,505	2,151	16,608	5,962
Recoveries:
Commercial, financial and industrial	286	277	477	352	270	1,392	1,829
Real estate, mortgage and construction	5	28	23	61	8	117	47
Consumer	205	142	116	177	494	640	1,189
Total recoveries	496	447	616	590	772	2,149	3,065
Net charge-offs	3,545	5,802	2,197	2,915	1,379	14,459	2,897
Allowance for credit losses associated with acquired institutions	-	-	-	-	-	-	1,496
Provision for loan losses	7,500	9,373	8,167	4,150	1,600	29,190	3,820
Allowance for loan losses at end of period	$49,177	$45,222	$41,651	$35,681	$34,446	$49,177	$34,446

Reserve for unfunded loan commitments at beginning of period	1,654	927	927	927	927	927	927
Provision for losses on unfunded loan commitments	-	727	-	-	-	727	-
Reserve for unfunded loan commitments at end of period	1,654	1,654	927	927	927	1,654	927
Total allowance for credit losses	$50,831	$46,876	$42,578	$36,608	$35,373	$50,831	$35,373
Nonperforming Assets
Nonperforming loans:
Nonaccrual	$85,594	$70,538	$48,921	$21,199	$19,445	$85,594	$19,445
Restructured	-	-	-	764	769	-	769
Real estate acquired by foreclosure	5,625	4,562	4,293	4,042	3,683	5,625	3,683
Other repossessed assets	154	234	118	112	152	154	152
Total nonperforming assets	$91,373	$75,334	$53,332	$26,117	$24,049	$91,373	$24,049

Accruing loans past due 90 days or more	$38	$3,142	$2,224	$944	$1,304	$38	$1,304

Ratios
Period-end allowance for credit losses to period-end loans	1.34%	1.25%	1.16%	1.03%	1.03%	1.34%	1.03%
Period-end allowance for loan losses to period-end loans	1.30%	1.21%	1.14%	1.01%	1.01%	1.30%	1.01%
Period-end allowance for loan losses to nonperforming loans	57.45%	64.11%	85.14%	162.46%	170.41%	57.45%	170.41%
Nonperforming loans to period-end loans	2.26%	1.88%	1.34%	0.62%	0.59%	2.26%	0.59%
Nonperforming assets to period-end assets	1.80%	1.52%	1.09%	0.55%	0.53%	1.80%	0.53%
Net charge-offs to average loans (2)	0.37%	0.62%	0.24%	0.34%	0.16%	0.40%	0.09%

STERLING BANCSHARES, INC.
FOOTNOTES TO EARNINGS RELEASE

(1)	Earnings per share in each quarter is computed individually using the weighted-average number of shares outstanding during that quarter while earnings per share for the full period is computed using the weighted-average number of shares outstanding during the year. Thus, the sum for all quarters does not necessarily equal the full period earnings per share.

(2)	Interim periods annualized.

(3)	Taxable-equivalent basis assuming a 35% tax rate.

(4)	The efficiency ratio is calculated by dividing noninterest expense less acquisition costs, hurricane related costs, an employee severance payment, and Trust Preferred Securities debt issuance costs by tax equivalent basis net interest income plus noninterest income less net gain (loss) on investment securities.